As filed with the Securities and Exchange Commission
                      on November 25, 1996.
                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                         ______________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         ______________
                   CONTINENTAL AIRLINES, INC.
     (Exact name of Registrant as specified in its charter)

          Delaware                              74-2099724
  (State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)           Identification No.)

                       2929 Allen Parkway
                      Houston, Texas  77019
            (Address of principal executive offices)
                           (Zip Code)
                         ______________
                   CONTINENTAL AIRLINES, INC.
                  1997 EMPLOYEE STOCK PURCHASE
                              PLAN
                    (Full title of the plan)
                         ______________
                        Jeffery A. Smisek
                    Senior Vice President and
                         General Counsel
                   Continental Airlines, Inc.
                 2929 Allen Parkway, Suite 2010
                      Houston, Texas  77019
             (Name and address of agent for service)

                         (713) 834-2950
  (Telephone number, including area code, of agent for service)
                         ______________

                 CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
Title of                     maximum      maximum
Securities      Amount       offering     aggregate   Amount of
to be           to be        price per    offering    registration
registered      registered   share (1)    price (1)      fee
Class B Common  1,750,000    $26.0625    $45,609,375    $13,821.02
Stock, par
value $.01
per share

(1) Estimated solely for the purpose of calculating the registration fee which, pursuant to Rule 457(c), is based on the average of the high and low prices of the Class B Common Stock reported on the New York Stock Exchange on November 18, 1996.

                             Part II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (File No. 0-9781) are incorporated herein by reference:
(i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8, 1996 and April 10, 1996, respectively), (ii) the description of Class B common stock contained in the Company's registration statement (Registration No. 0-21542) on Form 8-A, and any amendment or report filed for the purpose of updating such description, (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and (iv) Current Reports on Form 8-K, filed on January 31, 1996, March 26, 1996, May 7, 1996, June 27, 1996, July 22, 1996,
September 13, 1996, September 16, 1996, October 10, 1996 and
November 21, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the Class B common stock offered hereby are being passed upon by Jeffery A. Smisek, Senior Vice President and General Counsel of the Company. Mr. Smisek, as an employee of the Company, is eligible to participate in the Continental Airlines, Inc. 1997 Employee Stock Purchase Plan.

Item 6.  Indemnification of Directors and Officers.

     The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

          "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

          "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

     The Company maintains directors' and officers' liability insurance.

     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this registration statement.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     See the final paragraph under the heading "Item 6.
Indemnification of Directors and Officers" for the undertaking pursuant to Item 512(h) of Regulation S-K.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 25, 1996.

                             CONTINENTAL AIRLINES, INC.



                             by:   /s/ Jeffery A. Smisek
                                       Jeffery A. Smisek
                                       Senior Vice President
                                        and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

     Signature                      Title                 Date

          *                    Chief Executive        November 25,
     Gordon M. Bethune         Officer (Principal       1996
                               Executive Officer)
                               and Director


          *                    Senior Vice President  November 25,
     Lawrence W. Kellner       and Chief Financial      1996
                               Officer (Principal
                               Financial Officer)


          *                    Vice President and     November 25,
     Michael P. Bonds          Controller (Principal    1996
                               Accounting Officer)


          *                    Director               November 25,
     Thomas J. Barrack, Jr.                             1996


          *                    Director               November 25,
     Lloyd M. Bentsen                                   1996


          *                    Director               November 25,
     David Bonderman                                    1996


          *                    President, Chief       November 25,
     Gregory D. Brenneman      Operating Officer        1996
                               and Director


          *                    Director               November 25,
     Patrick Foley                                      1996


          *                    Director               November 25,
     Douglas H. McCorkindale                            1996


          *                    Director               November 25,
     George G.C. Parker                                 1996


          *                    Director               November 25,
     Richard W. Pogue                                   1996


          *                    Director               November 25,
     William S. Price                                   1996


          *                    Director               November 25,
     Donald L. Sturm                                    1996


          *                    Director               November 25,
     Karen Hastie Williams                              1996


          *                    Director               November 25,
     Charles A. Yamarone                                1996



/s/ Scott R. Peterson                                 November 25,
 *Scott R. Peterson                                     1996
  By Power of Attorney
                          EXHIBIT INDEX


Exhibit No.                      Description

4.1(a)             Amended and Restated Certificate of
                   Incorporation of the Company (incorporated by reference to Exhibit 4.1(a) to the Company's registration statement on Form S-8 (File No.
                   333-06993)).

4.1(b)             Certificate of Designations of Series A 12%
                   Cumulative Preferred Stock (incorporated by reference to Exhibit 1.2 to the Company's Form
                   8-A/A#2).

4.2                By-Laws of the Company (incorporated by
                   reference to Exhibit 3.1 to the Company's
                   Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

4.3                Continental Airlines, Inc. 1997 Employee Stock
                   Purchase Plan.

5                  Opinion of Senior Vice President and General
                   Counsel.

23.1               Consent of Ernst & Young LLP.

23.2               Consent of Senior Vice President and General
                   Counsel (included in Exhibit 5).

24.1               Powers of Attorney (Gordon M. Bethune, Thomas
                   J. Barrack, Jr., Lloyd M. Bentsen, David
                   Bonderman, Gregory D. Brenneman, Patrick Foley, Douglas H. McCorkindale, George G.C. Parker, Richard W. Pogue, William S. Price III, Donald
                   L. Sturm, Karen Hastie Williams, Charles A.
                   Yamarone).

24.2               Power of Attorney (Lawrence W. Kellner).

24.3               Power of Attorney (Michael P. Bonds).